UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 19, 2019

PolyOne Corporation
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center
33587 Walker Road
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	POL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2019, PolyOne Corporation, an Ohio corporation (“PolyOne”), entered into a definitive share purchase agreement (the “Agreement”) with Clariant AG, a corporation organized and existing under the laws of Switzerland (“Clariant”). Separately, a wholly owned subsidiary of PolyOne (“PolyOne India”) entered into a definitive business transfer agreement (the “BTA”) with Clariant Chemicals (India) Limited, a public limited company incorporated in India and an indirect majority-owned subsidiary of Clariant (“Clariant India”). Pursuant to the Agreement and the BTA, PolyOne has agreed to acquire the color and additive masterbatch business of Clariant for a net purchase price of USD $1.45 billion in cash, subject to customary working capital and net debt adjustments. The Agreement and the BTA contain certain customary termination rights, including the requirement that PolyOne pay a termination fee in the event the Agreement is terminated under certain conditions.

The Agreement and the BTA contain customary representations, warranties, covenants and agreements, including, among others, that each party will use reasonable best efforts to complete the respective transaction. The closing of each transaction is expected to occur in the first half of 2020, subject to the receipt of regulatory approvals, the satisfaction or waiver of customary closing conditions and, in the case of the BTA, shareholder approval of Clariant India.

Item 7.01 Regulation FD Disclosure.

On December 19, 2019, PolyOne issued a press release announcing the execution of the Agreement and the BTA. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

Also on December 19, 2019, in connection with the Agreement, PolyOne entered into a commitment letter (the “Commitment Letter”) with Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC and Wells Fargo Bank, National Association (the “Commitment Parties”). The Commitment Letter provides that, in connection with the transactions contemplated by the Agreement and subject to the conditions set forth in the Commitment Letter, the Commitment Parties will commit to provide to PolyOne a USD $1.150 billion senior unsecured bridge loan. The commitment is subject to various conditions, including the execution of definitive documentation and other customary closing conditions.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibit:

Number	Exhibit

99.1	Press Release
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By: /s/ Lisa K. Kunkle

Name: Lisa K. Kunkle
Title: Senior Vice President, General Counsel and Secretary
Dated: December 19, 2019